SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement	[_] Confidential, for Use of the
[ ] Definitive Proxy Statement	Commission Only (as permitted by
[_] Definitive Addition Materials	Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TANISYS TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
(2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————

(4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
(5)	Total fee paid: [_] Fee paid previously with preliminary materials. ———————————————————————————————————————
[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

January 11, 2002

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of the Stockholders of Tanisys Technology, Inc.  The Annual Meeting will be held on Tuesday, February 26, 2002, at 10:00 a.m., Central Standard Time, at the offices of Tanisys Technology, Inc., 12201 Technology Blvd., Suite 125, in Austin, Texas.  The formal Notice of the Annual Meeting is included in the enclosed material.

The matters expected to be acted upon at the meeting are described in the attached Proxy Statement.  During the meeting, stockholders will have the opportunity to ask questions and comment on the operations of Tanisys Technology, Inc.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting.  Please sign and return the enclosed proxy card promptly.

We appreciate your investment in Tanisys Technology, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

/s/Richard M. Brook

Richard M. Brook

President and CEO

TANISYS TECHNOLOGY, INC.

12201 TECHNOLOGY BOULEVARD, SUITE 125

AUSTIN, TEXAS 78727-6101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 26, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of Tanisys Technology, Inc., a Wyoming corporation (“Tanisys” or the “Company”), will be held on Tuesday, February 26, 2002, at 10:00 a.m., Central Standard Time, 12201 Technology Boulevard, Suite 125, in Austin, Texas, for the purpose of considering and voting upon the following:

(1)

A proposal to elect two directors to hold office until the 2005 Annual Meeting of Stockholders, two directors to hold office until the 2004 Annual Meeting of Stockholders, and one director to hold office until the 2003 Annual Meeting of Stockholders;

(2)

A proposal to ratify the appointment of Brown, Graham & Company, P.C., as independent public accountants of the Company for the fiscal year ending September 30, 2002; and

(3)

A proposal to increase the number of shares of the Company’s common stock authorized for issuance to 1,000,000,000 shares.

(1)

A proposal to increase the number of shares of the Company’s preferred stock authorized for issuance to 50,000,000 shares.

(2)

A proposal to approve an amendment to the 1993 Stock Option Plan to increase the number of shares available to grant from 5,000,000 to 45,000,000.

(3)

A proposal to approve an amendment to the 1997 Non-Employee Director Stock Option Plan to increase the number of shares available for grant from 2,000,000 to 12,000,000.

(4)

A proposal to amend the terms of the Series A Preferred Stock to modify the voting rights of the holders of the Series A Preferred Stock.

(5)

To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.  The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on December 31, 2001, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices during ordinary business hours for a period  beginning two business days after the date on which this Notice of the Annual Meeting is given and continuing through the meeting.  The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time.  The list also will be produced at the time and place of the meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

/s/ David P. Tusa

DAVID P. TUSA

Corporate Secretary

Austin, Texas

January 11, 2002

IMPORTANT

You are cordially invited to attend the Annual Meeting in person.  Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States.  If you attend the meeting, you may vote either in person or by your proxy.

TANISYS TECHNOLOGY, INC.

12201 TECHNOLOGY BOULEVARD, SUITE 125

AUSTIN, TEXAS  78727-6101

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 26, 2002

General Information

This Proxy Statement and the accompanying proxy are furnished to the stockholders of Tanisys Technology, Inc., a Wyoming corporation (“Tanisys” or the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, February 26, 2002, at 10:00 a.m., Central Standard Time, at the offices of Tanisys Technology, Inc., 12201 Technology Boulevard, Suite 125, in Austin, Texas, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.  Properly executed proxies received in time for the Annual Meeting will be voted FOR each of the proposals numbered (1) through (7) unless contrary instructions are written on the proxy,  and in the discretion of the proxy holder(s) as to any other matters brought before the meeting

The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, no par value (the “Common Stock”), and shares of Series A Preferred Stock, $1.00 par value (the “Series A Preferred”).  At the close of business on December 31, 2001 (the “Record Date”), there were outstanding and entitled to vote 24,147,534 shares of Common Stock and 3,694,480 shares of Series A Preferred convertible into 123,151,796 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter to be voted upon at the meeting.  The holders of record of the Series A Preferred on the Record Date will be entitled to 33.334 votes per share of Series A Preferred on each matter to be voted upon at the meeting.  The Company’s Certificate of Incorporation does not permit cumulative voting in the election of directors.

The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission (the “Commission”) on December 26, 2001, has been or is being furnished with this Proxy Statement, which is being mailed on or about January 11, 2002, to the holders of record of Common Stock and Series A Preferred on the Record Date.  The Annual Report on Form 10-K is not incorporated into this Proxy Statement and does not constitute a part of the proxy materials.

Voting and Proxy Procedures

Properly executed proxies received in time for the Annual Meeting will be voted.  Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR each of the proposals numbered (1) through (7) unless contrary instructions are written on the proxy,  and in the discretion of the proxy holder(s) as to any other matters brought before the meeting At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Corporate Secretary at the Company’s executive offices at any time before the enclosed proxy is exercised.  Stockholders attending the Annual Meeting in person may revoke their proxies and vote in person.  The Company’s executive offices are located at 12201 Technology Boulevard, Suite 125, Austin, Texas 78727-6101.

The Series A Preferred shares will vote together with the Company’s Common Stock  on each of the matters to be considered at the meeting.  In addition, the holders of the Series A Preferred Stock will be entitled to a separate class vote on Proposals (1), (5), (6) and (7).  The holders of a majority of the combined total voting shares of Common Stock and Series A Preferred issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting with respect to Proposals (2), (3), and (4). The holders of a majority of the combined total voting shares of Common Stock and Series A Preferred issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, plus the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Series A Preferred Stock on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting with respect to Proposals (1), (5), (6) and (7).

The election of directors will be by a plurality of the votes cast, and will be subject to a separate class vote of the Series A Stockholders.  Proposal (2), to ratify the appointment of Brown, Graham and Company, P.C. , will require the vote of a majority of the votes cast with respect to Proposal (2).  Proposals (3) and (4), to increase the number of shares of authorized Common Stock and authorized Preferred Stock, will require the affirmative vote of the holders of a majority of the votes entitled to be cast.  Proposals (5) and (6), to increase the number of shares of Common Stock available to issuance under the Company's stock option plans, will require the vote of a majority of the votes cast with respect to each such proposal, and will be subject to separate class votes of the Series A Stockholders.  Proposal (7), to amend the terms of the Series A Preferred Stock so as to modify the voting rights of the Series A Preferred Stock, will require the affirmative vote of the holders of a majority of the votes entitled to be cast, and will be subject to a separate class vote of the Series A Stockholders.

Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting.  If a quorum is not present in person or represented by proxy, the Annual Meeting may be adjourned until a quorum is obtained.  As of  the Record Date, the Series A Preferred stockholders collectively controlled approximately 84% of the voting power of all of the Company's voting securities, and consequently, collectively have the ability to establish a quorum and to approve each of the matters to be considered at the Annual Meeting.

Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against a proposal.  Any unvoted position in a brokerage account will be counted toward the calculation of a quorum but will have no effect on the voting outcome of a proposal.

The cost of solicitation of proxies will be paid by the Company.  In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise.  Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof.  The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock at December 31, 2001 by all persons, entities, or “groups” as defined in  Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be the beneficial owner of 5% or more of the Company's Common Stock.  For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Commission to mean generally the power to vote or dispose of shares, regardless of any economic interest therein.

		Amount and Nature	Percent
		Of Beneficial	Of
Name	Address	Ownership (1)	Class (2)

Auto Bond Acceptance Corp.	1512 West 35th Street Cut-Off #310 Austin, Texas 78731	5,593,112 (3)	18.8%

Angel, David	701 W. Main	4,561,301 (4)	16.1%
	La Porte, Texas 77571

Becker, Gary	27 Chancery Place	2,847,834 (5)	10.6%
	The Woodlands, Texas 77381

Bennett, John	12201 Technology Blvd., Suite 125	2,348,642 (6)	8.9%
	Austin, Texas 78727

Caldwell, Guy	12201 Technology Blvd., Suite 125	3,720,151 (7)	13.6%
	Austin, Texas 78727

Comiso, Charles	2305 Barton Creek Blvd, Unit # 21	5,430,334 (8)	18.8%
	Austin, Texas 78735

Elliott, Sean	11 Sanctuary Drive	2,796,590 (9)	10.4%
	San Antonio, Texas 78248

Clark A. Gunderson,	12615 Enterprise	2,796,590 (10)	10.4%
A Medical Corporation	Lake Charles, LA 70601

Gunderson, Clark A.	12615 Enterprise	4,194,851 (11)	14.8%
	Lake Charles, LA 70601

Hunter, Paul	12201 Technology Blvd., Suite 125	1,630,019 (12)	6.3%
	Austin, Texas 78727

James, Larry M.	221 Wild Turkey Blvd.	2,846,591 (13)	10.6%
	Boerne, Texas 78006

Jergins, Cynthia A.	10101 Reunion Place, Suite 450	1,427,941 (14)	5.6%
	San Antonio, Texas 78216

Miller, Bill F. III	1000 Louisiana, Suite 550	1,438,328 (15)	5.6%
	Houston, Texas 77002

Mitchell, David	1302 S. Bridge	2,796,590 (16)	10.4%
	Brady, Texas 76825

New Century Equity Holdings Corp.	10101 Reunion Place, Suite 450 San Antonio, Texas 78216	49,405,655 (17)	67.2%

Phoenix Leasing	2401 Kerner Blvd.	2,796,590 (18)	10.4%
	San Rafael, CA 94901

Sowell & Co. L.P.	1601 Elm Street, Suite 300	11,271,744 (19)	31.9%1
	Dallas, Texas 75201

Sterling, Anna M.	P.O. Box 220 MS	2,796,590 (20)	10.4%
	Grand Cayman, Cayman Islands BW1

Sterling, Harris J.	2462 Toftrees	3,067,557 (21)	11.4%
	San Antonio, Texas 78209

Tuscany Partners	1400 Oakhaven Drive	2,796,590 (22)	10.4%
	Roswell, GA 30075

U.S. Boston Corp.	55 Old Bedford Rd.	2,855,340 (23)	10.6%
	Lincoln, MA 01773

Westpark Resources, Inc.	2210 Norfolk, Suite 740	2,796,590 (24)	10.4%
	Houston, Texas 77098

(1)

Unless otherwise noted, each of the persons, entities, or group has the sole voting and investment power with respect to the shares reported.

(2)

In accordance with Rule 13d-3, the percentages indicated are based on outstanding stock options exercisable within 60 days from December 31, 2001 for each individual, Common Stock outstanding at December 31, 2001 of 24,147,534 shares, and Series A Preferred Stock owned by each as if that one person or entity were the only one of the Series A Preferred Stockholders to convert to Common Stock.

(3)

Includes 167,790 shares of Series A Preferred Stock convertible into 5,593,112 shares of Common Stock.

(4)

Includes 125,843 shares of Series A Preferred Stock convertible into 4,194,851 shares of Common Stock.

(5)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(6)

Includes 115,625 shares that Mr. Bennett has the right to acquire upon exercise of stock options, exercisable within 60 days and 62,922 shares of Series A Preferred Stock convertible into 2,097,442 shares of Common Stock.

(7)

Includes 18,500 shares that Mr. Caldwell has the right to acquire upon exercise of stock options, exercisable within 60 days and 96,480 shares of Series A Preferred stock convertible into 3,216,065 shares of Common Stock.

(8)

Includes 600,000 shares that Mr. Comiso has the right to acquire upon exercise of stock options, exercisable within 60 days and 125,843 shares of Series A Preferred stock convertible into 4,194,851 shares of Common Stock.

(9)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(10)

Includes 125,843 shares of Series A Preferred Stock convertible into 4,194,851 shares of Common Stock.

(11)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(12)

Includes 63,825 shares that Mr. Hunter has the right to acquire upon exercise of stock options, exercisable within 60 days and 46,143 shares of Series A Preferred stock convertible into 1,538,131 shares of Common Stock.

(13)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(14)

Includes 3,563 shares that Ms. Jergins has the right to acquire upon exercise of stock options, exercisable within 60 days and 41,949 shares of Series A Preferred stock convertible into 1,398,328 shares of Common Stock.

(15)

Includes 41,949 shares of Series A Preferred Stock convertible into 1,398,328 shares of Common Stock.

(16)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(17)

Includes 1,482,140 shares of Series A Preferred Stock convertible into 49,405,655 shares of Common Stock.

(18)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(19)

Includes 335,579 shares of Series A Preferred Stock convertible into 11,186,191 shares of Common Stock.

(20)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(21)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(22)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(23)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

(24)

Includes 83,896 shares of Series A Preferred Stock convertible into 2,796,590 shares of Common Stock.

Security Ownership of Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock at December 31, 2001 by (i) each of the Company’s directors and nominees for director, (ii) each executive officer named in the Summary Compensation Table and (iii) all executive officers and directors as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Commission to mean generally the power to vote or dispose of shares, regardless of any economic interest therein.

	Amount and Nature
	Of Beneficial	Percent of
Name	Ownership(1)	Class (2)
John R. Bennett	2,484,217(3)	3.1%
Richard M. Brook	0	*
C. Lee Cooke	49,410,655(4)	62.4%
Justin L. Ferrero	52,202,244 (5)	65.9%
Parris H. Holmes, Jr.	50,628,523 (6)	63.9%
Joseph C. Klein	341,494 (7)	*
Terry W. Reynolds	102,500 (8)	*
David P. Tusa	49,405,655 (9)	62.4%
Theodore W. Van Duyn	243,750 (10)	*

All executive officers and directors as a group

     (8 persons, representing the executive officers

     and directors listed above)

           56,597,073(11)         71.4%

_______________

*Represents less than one percent (1%) of the issued and outstanding shares of Common Stock.

(1)

Unless otherwise noted, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)

The percentages indicated are based on outstanding stock options exercisable within 60 days from December 31, 2001 for each individual, Common Stock outstanding at December 31, 2001 of 24,147,534 shares, and Series A Preferred Stock owned by each as if that one person or entity were the only one of the Series A Preferred stockholders to convert to Common Stock.  This calculation is in accordance with Section 13(d)(3) of the Securities Exchange Act.

(1)

   Includes 115,625 shares that Mr. Bennett has the right to acquire upon exercise of stock options, exercisable within 60 days and 62,922 shares of Series A Preferred Stock convertible into 2,097,442 shares of Common Stock.

(2)

Includes 1,482,140 shares of Series A Preferred Stock convertible into 49,405,655 shares of Common Stock owned by New Century Equity Holdings Corp. of which Mr. Cooke is a Director.

(3)

Includes 83,896 shares of Series A Preferred stock convertible into 2,796,589 shares of Common Stock owned by Tuscany Partners of which Mr. Ferrero is a 50% owner, and 1,482,140 shares of Series A Preferred Stock convertible into 49,405,655 shares of Common Stock owned by New Century Equity Holdings Corp. of which Mr. Ferrero is a Director.

(4)

Includes 229,688 shares  that Mr. Holmes has the right to acquire upon exercise of stock options, exercisable within 60 days and includes 1,482,140 shares of Series A Preferred Stock convertible into 49,405,655 shares of Common Stock owned by New Century Equity Corp. of which Mr. Holmes is a Director.

(5)

   Includes 158,125 shares that Mr. Klein has the right to acquire upon exercise of stock options, exercisable within 60 days and 4,196 shares of Series A Preferred Stock convertible into 139,869 shares of Common Stock.

(6)

Includes 67,500 shares that Mr. Reynolds has the right to acquire upon exercise of stock options, exercisable within 60 days.

(7)

Includes 1,482,140 shares of Series A Preferred Stock convertible into 49,405,655 shares of Common Stock owned by New Century Equity Holdings Corp. of which Mr. Tusa is a Director.

(8)

Includes 61,250 shares that Mr. Van Duyn has the right to acquire upon exercise of stock options, exercisable within 60 days.

(9)

Includes 632,188 shares that 5 directors and executive officers have the right to acquire upon exercise of stock options, exercisable within 60 days and 1,633,154 shares of Series A Preferred Stock convertible into 54,439,555 shares of Common Stock.  The Series A Preferred Stock owned by New Century Equity Holdings Corp. has been included only once even though it has been included in each of the beneficial ownerships of Messers. Cooke, Ferrero, Holmes, and Tusa.

Change in Control

On August 13, 2001, the Company sold 2,635,000 shares of its Series A Preferred Stock for $1.00 per share pursuant to a Series A Preferred Stock Purchase Agreement dated August 13, 2001 (the “Purchase Agreement”) to the Purchasers named therein, including New Century Equity Holdings Corp., a Delaware corporation (“New Century”), which purchased 1,060,000 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is initially convertible into 33.334 shares of the Company’s Common Stock.  The amount of consideration paid by New Century for the 1,060,000 shares it purchased was $1,060,000.  As of December 31, 2001, the percentage of the voting securities of the Company beneficially owned directly or indirectly by New Century is 67.2%, computed as specified in Rule 13d-3  under  the Exchange Act.

On August 13, 2001, the date the Purchase Agreement was signed, Mr. Parris H. Holmes, Jr. served as Chairman of the Board of Directors of both New Century and the Company.  Effective August 13, 2001, each of Mr. Gordon Matthews and Mr. William D. Jobe resigned from their positions as members of the Board of Directors of the Company, and Mr. David P. Tusa and Mr. Justin L. Ferrero, both of whom were nominated by New Century, were appointed to the Board of Directors.  Mr. Tusa and Mr. Ferrero also serve on the Board of Directors of New Century.  Subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and with any other applicable law, New Century will also have the right to replace Mr. Parris H. Holmes, Jr. with another nominee of New Century.  New Century has informed the Company that Mr. Parris H. Holmes, Jr. plans to resign as Chairman of the Board of Directors of the Company ten days after the mailing of this Proxy Statement and that New Century intends to appoint Mr. C. Lee Cooke to replace Mr. Holmes as Chairman of the Board.   Mr. Cooke also serves on the Board of Directors of New Century.  Under the Purchase Agreement, New Century has the  contractual right to appoint  a majority of the Board of Directors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

Proposal 1:

Election of Directors

The Bylaws of the Company provide that the Board of Directors will consist of not less than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting.  The Board of Directors of the Company has set the number of directors comprising the Board of Directors at seven, with such directors being divided into three classes, of which currently two have two members each and one has one member.  Each class is typically elected for a term of three years so that the term of office of one class of directors expires at every annual meeting, although occasionally a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

In accordance with the terms of the Series A Preferred Stock Purchase Agreement dated August 13, 2001, New Century Equity Holding Corp. (“New Century”) has the  contractual right to appoint  a majority of the members of the Company’s Board of Directors.  Accordingly, New Century appointed two directors, Mr. David P. Tusa and Mr. Justin L. Ferrero, to replace two of the existing directors in conjunction with the closing of the Series A Preferred Stock transaction.  New Century has informed the Company that Mr. Parris H. Holmes, Jr. plans to resign as Chairman of the Board of Directors of the Company  ten days after the mailing of this Proxy Statement and that New Century intends to appoint Mr. C. Lee Cooke to replace Mr. Holmes as Chairman of the Board.

On September 28, 2001, Mr. Charles T. Comiso resigned from the Company as Director, President and Chief Executive Officer.  On October 1, 2001, Mr. Richard M. Brook was  engaged by the Company as President and Chief Executive Officer.  The Board of Directors has voted to fill the Board vacancy left by Mr. Comiso with Mr. Brook effective ten days after the mailing of this Proxy Statement.

The Board of Directors has nominated two persons for election as directors in the class whose term of office will expire at the Company’s 2005 Annual Meeting of Stockholders or until their respective successor is elected and qualified.  The nominees are Mr. C. Lee Cooke and Mr. Theodore W. Van Duyn.  The Board of Directors has nominated Mr. David P. Tusa and Mr. Richard M. Brook for election as directors in the class whose term of office will expire at the Company’s 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.  In addition, the Board of Directors also has nominated one person for election as director in the class whose term of office will expire at the Company’s 2003 Annual Meeting of Stockholders or until his successor is elected and qualified.  The nominee is Mr. Justin L. Ferrero.  The respective terms of the directors expire on the dates set forth below.  If all five of the nominees listed above are elected by the stockholders at the Annual Meeting, two vacancies will remain, which may be filled by the Board of Directors upon selection of qualified candidates.

Directors whose terms expire at

the 2002 Annual Meeting and

nominees for election for terms

Position and Offices

expiring at the 2005 Annual Meeting

  with the Company

Age

Director Since

C. Lee Cooke

Chairman of the Board

 57

         2002

Theodore W. Van Duyn

Director

 51

         1994

Directors whose terms expire

        Position and Offices

at the 2004 Annual Meeting

          with the Company

Age

Director Since

David P. Tusa

Director

41

         2001

Richard M. Brook

Chief Executive Officer,

42

         2001

President and Director

Director whose term expires

          Position and Offices

at the 2003 Annual Meeting

            with the Company

  Age

Director Since

Justin L. Ferrero

 Director

28

         2001

Biographical information on these directors is set forth below under “Board of Directors and Executive Officers.”

It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the nominees.  Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

The enclosed form of proxy provides a means for the holders of Common Stock and Series A Preferred to vote for all of the nominees listed therein or to withhold authority to vote for one or more of such nominees.  Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above.  The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors.

Committees of the Board of Directors

The business of the Company is managed under the direction of its Board of Directors.  The Company’s Board of Directors has established two standing committees: (1) the Audit Committee and (2) the Compensation/Stock Option Committee.  The Board of Directors does not currently utilize a nominating committee or committee performing similar functions.

The Audit Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries.  Messrs. Tusa and Ferrero are the current members of the Audit Committee.  The Audit Committee acts on behalf of the Board of Directors with respect to the Company’s financial statements, record-keeping, auditing practices and matters relating to the Company’s independent public accountants, including recommending to the Board of Directors the firm to be engaged as independent public accountants for the next fiscal year; reviewing with the Company’s independent public accountants the scope and results of the audit and any related management letter; consulting with the independent public accountants and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approving professional services by the independent public accountants; and reviewing the independence of the independent public accountants.

The Compensation/Stock Option Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries.  Mr.  Van Duyn  is the current member of the Compensation/Stock Option Committee.  The Board intends to appoint Mr. Cooke as a member of the Compensation/Stock Option Committee upon Mr. Cooke's appointment to the Board of Directors. The Compensation/Stock Option Committee’s functions include reviews and recommendations concerning major compensation policies and compensation of officers and executive employees, including stock options.

Meetings of the Board of Directors

During the fiscal year ended September 30, 2001, the Board of Directors met thirteen times and took action on seven occasions by unanimous written consent, the Audit Committee met two times and the Compensation/Stock Option Committee met one time and took action on six occasions by unanimous written consent.  Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

Compensation of Directors

Directors are not paid a fee for attending Board of Director or committee meetings but are reimbursed for their travel expenses to and from the meetings.

Stock Options: 1997 Non-Employee Director Plan.  The Company’s 1997 Non-Employee Director Plan (the "Director Plan") is administered by the Board of Directors.  The Director Plan authorizes the granting of nonqualified options to eligible persons.

The Director Plan was adopted by the Company’s Board of Directors on January 15, 1997.  Prior to this date, non-employee directors were granted options under the 1993 Option Plan.  The purpose of the plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

The Director Plan authorizes the granting to non-employee directors (totaling four eligible individuals at December 31, 2001) of nonqualified options (“Director Options”) exercisable for the purchase of 25,000 shares of Common Stock on the date they are elected or appointed to the Board of Directors, whether at the annual meeting of stockholders or otherwise, at an exercise price equal to the fair market value of the Common Stock on the date such non-employee director is elected or appointed, vesting one third on each of the first three anniversaries of the date of grant.  In addition, upon their re-election, each non-employee director receives, on the first business day after the date of each annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders immediately following the full vesting of any previously granted Director Option, a Director Option to purchase an additional 25,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant.

The Director Plan also provides for the granting of discretionary options (“Discretionary Options”) from time to time by the Board of Directors to any non-employee director of the Company.  The Discretionary Options will vest according to the vesting schedule determined by the Board of Directors and expire no more than seven years from the date of grant.  At least six months must elapse from the date of the acquisition of the Discretionary Option to the date of disposition of the Discretionary Option (other than upon exercise or conversion) or its underlying Common Stock.

Common Stock issued under the Director Plan may be newly issued or treasury shares.  Already owned Common Stock may be used as payment for the exercise price of options if approved by the Board of Directors at the time of exercise.  If any option granted under the Director Plan terminates, expires or is surrendered, new options may thereafter be granted covering such shares.

Under the terms of the Director Plan, a total of 2,000,000 shares of Common Stock have been reserved for issuance upon exercise of Director Options and Discretionary Options.  At December 31, 2001, a total of 4,911,250 options had been granted under the Director Plan subject to approval of Proposal 6 in this Proxy Statement.   If Proposal (6) is not approved by the stockholders, options granted in excess of the 2,000,000 shares originally authorized by the stockholders will be cancelled.  Options, once granted and to the extent vested and exercisable, will remain exercisable throughout their term, except that the unexercised portion of a Director Option will terminate 30 days after the date an optionee ceases to be a director for any reason other than death, in which case the Director Option will terminate one year after the optionee’s death or six months after the optionee’s death if the death occurs during the 30-day period referenced above.

The Director Plan terminates on January 15, 2007, and any Director Option or Discretionary Option outstanding on such date will remain outstanding until it has either expired or been exercised.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

Proposal 2:

Ratification of Appointment of Independent Public Accountants

The Board of Directors, upon the recommendation of its Audit Committee, has appointed the firm of Brown, Graham and Company, P.C., to serve as independent public accountants of the Company for the fiscal year ending September 30, 2002.  Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting.  Brown, Graham and Company, P.C., has served as independent public accountants of the Company with respect to the Company’s consolidated financial statements for the fiscal years ending September 30, 1999, 2000, and 2001 and is considered by management of the Company to be well qualified.  If the stockholders do not ratify the appointment of Brown, Graham and Company, P.C., the Board of Directors may reconsider the appointment.

Representatives of Brown, Graham and Company, P.C., will be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Assuming the presence of a quorum, ratification of the appointment of Brown, Graham and Company, P.C., requires the affirmative vote of a majority of the votes cast by the combined holders of shares of Common Stock and Series A Preferred entitled to vote in person or by proxy at the Annual Meeting.  Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

Audit Fees:

Audit fees accrued and paid by the Company to Brown, Graham and Company, P.C. during the Company’s 2001 fiscal year for the audit and review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $52,022.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Brown, Graham and Company, P.C. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2001.

All Other Fees:

Fees accrued and paid by the Company to Brown, Graham and Company, P.C. during the fiscal year ended September 30, 2001 for all non-audit services rendered to the Company, including tax related services totaled $6,000.

The Audit Committee considered whether the provision of  tax and other non-audit services is compatible with the Company's accountants' independence and determined that  The provision of such services had no effect on the independence of the accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

TO RATIFY THE APPOINTMENT OF BROWN, GRAHAM AND COMPANY, P.C., AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

Proposal 3:  Proposal to Increase  Authorized Shares of  Common Stock

The Company’s Board of Directors has approved a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to one billion (1,000,000,000) shares in order to have an adequate number of shares of Common Stock authorized for future potential conversion of Preferred Stock and exercise of stock options. (See “Certain Relationships and Related Party Transactions” below).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

TO INCREASE THE COMMON STOCK AUTHORIZED.

Proposal 4:

Proposal to Increase  Authorized Shares of  Preferred Stock

The Company’s Board of Directors has approved a proposal to amend the Company’s Articles of Incorporation to increase the number of shares of Preferred Stock authorized to 50,000,000 shares in order to have an adequate number of shares of Preferred Stock authorized for potential issuances of Preferred Stock in accordance with the Series A Preferred Stock Purchase Agreement (See “Certain Relationships and Related Party Transactions” below).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

TO INCREASE THE PREFERRED STOCK AUTHORIZED.

Proposal 5:    Proposal to Amend the Company’s 1993 Stock Option Plan to Increase the Number

                       of Shares Reserved for Issuance Thereunder by 40,000,000 Shares

Proposal 5 seeks shareholder approval of an amendment to the Company's 1993 Stock Option Plan (the "Stock Option Plan") to increase the total number of shares in the Stock Option Plan by 40,000,000 shares, from 5,000,000 to 45,000,000 shares. The 40,000,000 share increase represents approximately 16% of the number of shares of the Company's Common Stock that would be outstanding if all of the issued Series A Shares were converted into Common Stock as of the Record Date.  None of the Series A Shares had been converted into Common Stock as of the Record Date.

The Stock Option Plan was originally approved by the shareholders in 1994.  The persons eligible to participate in the Stock Option Plan are employees and directors of the Company, as well as consultants to the Company.  The Stock Option Plan will expire on October 24, 2003, and no options may be granted under the Stock Option Plan after that date.  In August 2001, as described elsewhere in this Proxy Statement, the Board of Directors approved the creation and issuance of a series of preferred stock designated as the Company's Series A Preferred Stock, and an aggregate of 2,635,000 shares of Series A Preferred Stock were issued in August 2001 and an additional 7,200 shares of Series A Preferred Stock were issued in September 2001.  Each share of Series A Stock is initially convertible into 33.334 shares of Common Stock.

In September 2001, the Board of Directors approved, subject to shareholder approval, an amendment to the Stock Option Plan to increase the aggregate number of shares available thereunder by 40,000,000 shares in order to have an adequate number of shares available for future option grants.  At present, the total number of shares that may subjected to options under the Stock Option Plan is 5,000,000.  As of December 31, 2001, a total of 22,750 shares had been issued upon the previous exercise of options under the Stock Option Plan and were no longer available for option grants;  2,815,350 of the shares available under the Stock Option Plan were reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $0.03 to $4.00 per share, or a weighted average per share exercise price of $0.24; and a total of 2,161,900 shares remained available for additional option grants, prior to giving effect to the proposed increase.

The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company.  The Board of Directors believes that the 2,161,900 shares remaining available as of December 31, 2001, for granting options pursuant to the Stock Option Plan are insufficient for that purpose, largely as a consequence of the issuance of the 2,642,200 shares of Series A Preferred Stock, which, in the aggregate, are convertible into approximately 88,075,095 shares of the Company's Common stock at a conversion price of $0.03 per share, as well as the Company's subsequent issuance of an additional 99,051 shares of Series A Preferred Stock (which are convertible into an additional 33,302,366 shares of the Company's Common Stock) as a result of the Company's failure to meet certain financial targets.  The Company also issued 53,229 shares of Series A Preferred Stock (which are convertible into 1,774,335 shares of the Company’s Common Stock) in lieu of cash for the September 30, 2001 dividend.  The Company further anticipates that it may be required to issue up to an estimated additional 27,000,000 shares of Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement dated August 13, 2001 pursuant to which it originally issued the Series A Preferred Stock.  Consequently, in order to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company, the Board of Directors believes that the Board may find it advisable to grant options covering up to an additional 40,000,000 shares of Common Stock prior to October 24, 2003, when the Stock Option Plan will expire.

From the inception of the Stock Option Plan through December 31, 2001, the following persons or groups had received options to purchase shares of Common Stock under the Stock Option Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Brook (current Chief Executive Officer), 0 shares, Mr. Comiso (former Chief Executive Officer), 600,000 shares, Mr. Bennett, 275,000 shares, Mr. Giandana, 223,500 shares, Mr. Klein, 335,000 shares, and Mr. Reynolds, 200,000 shares; (ii) all current executive officers of the Company as a group: 1,633,500 shares; (iii) each associate of any of such directors, executive officers or nominees, (iv) each other person who received or is to receive five percent of such options, and (v) all employees of the Company, including all current officers who are not executive officers, as a group: 1,181,850 shares.

The Common Stock is traded under the symbol of “TNIS” on the Nasdaq OTC Bulletin Board.   On  December 19, 2001, the last reported bid and asked prices for the Common Stock were $0.06 and $0.065, respectively.

Subject to the approval of the proposed amendments by the shareholders, the Board has approved additional grants of options as follows:

(i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Brook (current Chief Executive Officer), 6,600,000 shares, Mr. Bennett, 1,306,250 shares, Mr. Klein, 1,306,250 shares, and Mr. Reynolds, 1,250,000 shares; (ii) all current executive officers of the Company as a group: 10,462,500 shares; (iii) each associate of any of such directors, executive officers or nominees, 0 shares; (iv) each other person who received or is to receive five percent of such options,  0 shares; and (v) all employees of the Company, including all current officers who are not executive officers, as a group: 12,993,750 shares.

Except as described above, the Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including any current officers who are not executive officers as a group.

The following summary of the principal features of the Stock Option Plan is qualified by reference to the terms of the Stock Option Plan, a copy of which is available without charge upon stockholder request to: Terry Reynolds, Vice President and Chief Financial Officer, Tanisys Technology, Inc., 12201 Technology Boulevard, Suite 125, Austin Texas 78727-6101.

SUMMARY OF STOCK OPTION PLAN

The Stock Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (approximately 50 persons as of December 31, 2001) of options to purchase shares of the Company's Common Stock. The Stock Option Plan is administered by the Board of Directors or a committee thereof (such committee or the Board acting as such committee is herein called the "Compensation Committee"), which, subject to the express provisions of the Plan and guidelines which may be adopted from time to time, has the authority to determine, among other things, to whom options will be granted, the number of shares, the term during which an option may be exercised, and the rate at which the option may be exercised; however, options must vest equally over a period of at least three years.

The purpose of the Stock Option Plan is to enhance the interest of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company and to give them an incentive to continue their service to the Company. The Plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to its members, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options.

Options granted to employees may be designated as incentive stock options (ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the Stock Option Plan having an exercise price equal to the fair market value of the Company's common stock on the date of grant of the NSO.  Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee).  All of the outstanding options under the Stock Option Plan have five-year or seven-year terms.  The options are not immediately exercisable upon grant, but become exercisable in equal installments over four-year periods.  The Stock Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options.

All options granted under the Stock Option Plan must have an exercise price not less than the fair market value of the Company's common stock on the date the option is granted. Payment for the shares upon the exercise of options is made in cash. The number of shares remaining available in the Stock Option Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

The Board of Directors may at any time amend the Stock Option Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent. Stockholder approval is required for amendments that materially increase the number of shares reserved under the Stock Option Plan, materially alter the persons or class of persons eligible to be granted stock options, and for several types of amendments related to government codes and regulations. The Board of Directors may terminate the Stock Option Plan at any time. If not earlier terminated, the Stock Option Plan will terminate on October 24, 2003. Termination of the Stock Option Plan will not affect rights and obligations theretofore granted and then in effect.

In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO

INCREASE THE NUMBER OF AVAILABLE SHARES FOR GRANT UNDER THE 1993 STOCK OPTION PLAN.

Proposal 6:     Proposal to Amend the Company’s 1997 Non-Employee Director Stock Option

         Plan to Increase the Number of Shares Reserved for Issuance Thereunder by

                         10,000,000 Shares

Proposal 6 seeks shareholder approval of an amendment to the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan") to increase the total number of shares in the Director Plan by 10,000,000 shares, from 2,000,000 to 12,000,000 shares. The 10,000,000 share increase represents approximately 5% of the number of shares of the Company's Common Stock that would be outstanding if all of the issued Series A Shares were converted into Common Stock as of the Record Date.  None of the Series A Shares had been converted into Common Stock as of the Record Date.

The Director Plan was originally approved by the shareholders in 1997.  The persons eligible to participate in the Director Plan are non-employee directors and Board advisors of the Company.  The Director Plan will expire on January 15, 2007, and no options may be granted under the Director Plan after that date.  In August 2001, as described elsewhere in this Proxy Statement, the Board of Directors approved the creation and issuance of a series of preferred stock designated as the Company's Series A Preferred Stock, and an aggregate of 2,635,000 shares of Series A Preferred Stock were issued in August 2001 and an additional 7,200 shares of Series A Preferred Stock were issued in September 2001.  Each share of Series A Stock is initially convertible into 33.334 shares of Common Stock.

In September 2001, the Board of Directors approved, subject to shareholder approval, an amendment to the Director Plan to increase the aggregate number of shares available thereunder by 10,000,000 shares in order to have an adequate number of shares available for future option grants.  At present, the total number of shares that may subjected to options under the Director Plan is 2,000,000.  As of, December 31, 2001, no shares had been issued upon the previous exercise of options under the Director Plan; 536,250 of the shares available under the Director Plan were reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $0.48 to $4.00 per share, or a weighted average per share exercise price of $1.63; and a total of 1,463,750 shares remained available for additional option grants, prior to giving effect to the proposed increase.

The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to advance the interests of the Company by attracting and retaining qualified, competent non-employee Directors, upon whose efforts and judgment the success of the Company is largely dependent.  The Board of Directors believes that the 1,463,750 shares remaining available as of December 31, 2001, for granting options pursuant to the Director Plan are insufficient for that purpose, largely as a consequence of the issuance of the 2,642,200 shares of Series A Preferred Stock, which, in the aggregate, are convertible into approximately 88,075,095 shares of the Company's Common stock at a conversion price of $0.03 per share, as well as the Company's subsequent issuance of an additional 99,051 shares of Series A Preferred Stock (which are convertible into an additional 33,302,366 shares of the Company's Common Stock) as a result of the Company's failure to meet certain financial targets.  The Company also issued 53,229 shares of Series A Preferred Stock (which are convertible into 1,774,335 shares of the Company’s Common Stock) in lieu of cash for the September 30, 2001 dividend.  The Company further anticipates that it may be required to issue up to an estimated additional 27,000,000 shares of Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement dated August 13, 2001 pursuant to which it originally issued the Series A Preferred Stock.  Consequently, in order to be able to continue to create equity incentives to assist in attracting and retaining qualified, competent non-employee Directors, the Board of Directors believes that it may be advisable to grant options covering up to an additional 10,000,000 shares of Common Stock prior to January 15, 2007, when the Director Plan will expire.

From the inception of the Director Plan through December 31, 2001, the following persons or groups had received options to purchase shares of Common Stock under the Stock Option Plan as follows: (i) Mr. Holmes (former Chairman of the Board), 416,250 shares; (ii) each non-employee nominee for director: Mr. Cooke (Chairman of the Board), 0 shares, Mr. Van Duyn, 120,000 shares, Mr. Ferrero, 0 shares, and Mr. Tusa, 0 shares; (iii) all current non-employee directors of the Company as a group, including Mr. Holmes (former Chairman of the Board): 536,250 shares; (iv) each associate of any of such directors or nominees, and (v) each other person who received or is to receive five percent of such options.

The Common Stock is traded under the symbol of “TNIS” on the Nasdaq OTC Bulletin Board.   On December 19, 2001, the last reported bid and asked prices for the Common Stock were $0.06 and $0.065, respectively.

Subject to the approval of the proposed amendments by the shareholders, the Board has approved additional grants of options as follows:

(i) the former Chairman of the Board: Mr. Holmes, 937,500; (ii) each non-employee nominee for director: Mr. Cooke (Chairman of the Board), 625,000 shares, Mr. Van Duyn, 937,500 shares, Mr. Ferrero, 937,500 shares, and Mr. Tusa, 937,500 shares; (iii) all current non-employee directors of the Company as a group, including Mr. Holmes (former Chairman of the Board): 4,375,000 shares; (iv) each associate of any of such directors or nominees, and (v) each other person who received or is to receive five percent of such options.

Except as described above, the Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including any current officers who are not executive officers as a group.

The following summary of the principal features of the Director Plan is qualified by reference to the terms of the Director Plan, a copy of which is available without charge upon stockholder request to: Terry Reynolds, Vice President and Chief Financial Officer, Tanisys Technology, Inc., 12201 Technology Boulevard, Suite 125, Austin Texas 78727-6101.

SUMMARY OF DIRECTOR PLAN

Stock Options: 1997 Non-Employee Director Plan.  The Company’s 1997 Non-Employee Director Plan (the "Director Plan") is administered by the Board of Directors.  The Director Plan authorizes the granting of nonqualified options to eligible persons.

The Director Plan was adopted by the Company’s Board of Directors on January 15, 1997.  Prior to this date, non-employee directors were granted options under the 1993 Option Plan.  The purpose of the plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

The Director Plan authorizes the granting to non-employee directors (totaling four eligible individuals at December 31, 2001) of nonqualified options (“Director Options”) exercisable for the purchase of 25,000 shares of Common Stock on the date they are elected or appointed to the Board of Directors, whether at the annual meeting of stockholders or otherwise, at an exercise price equal to the fair market value of the Common Stock on the date such non-employee director is elected or appointed, vesting one third on each of the first three anniversaries of the date of grant.  In addition, upon their re-election, each non-employee director receives, on the first business day after the date of each annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders immediately following the full vesting of any previously granted Director Option, a Director Option to purchase an additional 25,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant.

The Director Plan also provides for the granting of discretionary options (“Discretionary Options”) from time to time by the Board of Directors to any non-employee director of the Company.  The Discretionary Options will vest according to the vesting schedule determined by the Board of Directors and expire no more than seven years from the date of grant.  At least six months must elapse from the date of the acquisition of the Discretionary Option to the date of disposition of the Discretionary Option (other than upon exercise or conversion) or its underlying Common Stock.

Common Stock issued under the Director Plan may be newly issued or treasury shares.  Already owned Common Stock may be used as payment for the exercise price of options if approved by the Board of Directors at the time of exercise.  If any option granted under the Director Plan terminates, expires or is surrendered, new options may thereafter be granted covering such shares.

Under the terms of the Director Plan, a total of 2,000,000 shares of Common Stock have been reserved for issuance upon exercise of Director Options and Discretionary Options.  At December 31, 2001, a total of 4,911,250 options had been granted under the Director Plan subject to approval of Proposal 6 in this Proxy Statement.  Options, once granted and to the extent vested and exercisable, will remain exercisable throughout their term, except that the unexercised portion of a Director Option will terminate 30 days after the date an optionee ceases to be a director for any reason other than death, in which case the Director Option will terminate one year after the optionee’s death or six months after the optionee’s death if the death occurs during the 30-day period referenced above.

 On December 6, 2000, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission requesting that a total of 7,000,000 shares of Common Stock be registered and set aside for both of the Company’s stock option plans, including the 2,000,000 shares of Common Stock subject to the Director Plan.  In addition, the Company is in the process of amending its Registration Statement on Form S-8 with the Commission requesting an additional 10,000,000 shares of Common Stock be registered and set aside for the Director Plan (see Proposal 6).

The Director Plan terminates on January 15, 2007, and any Director Option or Discretionary Option outstanding on such date will remain outstanding until it has either expired or been exercised.

Options granted to employees may be designated as incentive stock options (ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the Stock Option Plan having an exercise price equal to the fair market value of the Company's common stock on the date of grant of the NSO.  Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee).  All of the outstanding options under the Director Plan have five-year or seven-year terms.  The options are not immediately exercisable upon grant, but become exercisable in equal installments over four-year periods.  The Director Plan allows the Board of Directors the discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options.

All options granted under the Director Plan must have an exercise price not less than the fair market value of the Company's common stock on the date the option is granted. Payment for the shares upon the exercise of options is made in cash. The number of shares remaining available in the Director Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

The Board of Directors may at any time amend the Director Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent. Stockholder approval is required for amendments that materially increase the number of shares reserved under the Director Plan, materially alter the persons or class of persons eligible to be granted stock options, and for several types of amendments related to government codes and regulations. The Board of Directors may terminate the Director Plan at any time. If not earlier terminated, the Director Plan will terminate on January 15, 2007. Termination of the Director Plan will not affect rights and obligations theretofore granted and then in effect.

In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO INCREASE NUMBER OF AVAILABLE SHARES FOR GRANT UNDER THE 1997 NON-EMPLOYEE DIRECTOR PLAN.

Proposal 7:  Proposal to Amend the Terms of the Series A Preferred Stock

The Board of Directors has approved an amendment of Section 7 (Voting Rights) of the provision of the Company's Articles of Incorporation relating to the Series A Preferred Stock.  The amendment will decrease the percentage of the Series A shares required to approve certain transactions from 66-2/3% of the outstanding  Series A shares to 50% of the outstanding Series A shares plus one share.  The provisions of the Articles of Incorporation that require the approval of the holders of a specified percentage of the Series A shares were negotiated by the Series A shareholders to prevent the Company from taking specified actions without the consent of the Series A shareholders; thus, the proposed decrease to those approval requirements will increase the likelihood that the Company may be able to obtain the required consent if necessary in the future.  At present the Company has no plans to seek any such consent for any transaction.  The amendment will also provide that, to the extent permitted by applicable Wyoming law, future amendments of the provisions of the Articles of Incorporation relating solely to the terms of the Series A Preferred Stock may be approved by the Board and the holders of the Series A Preferred Stock, and any such amendments will not require the approval of the holders of the Common Stock.  The text of the proposed amendment is included in Appendix B to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE TERMS OF THE SERIES A PREFERRED STOCK.

FURTHER INFORMATION

Board of Directors and Executive Officers

Set forth below is information with respect to each director and executive officer of the Company as of December 31, 2001.  The executive officers are elected by the Board of Directors and serve at the discretion of the Board.  There are no family relationships between any two directors or executive officers.

Name

Age

Position(s)

Richard  Brook

42

President, Chief Executive Officer and Director

John R. Bennett

41

Vice President of Sales and Marketing

Joseph C. Klein

45

Vice President of Operations and Engineering

Terry W. Reynolds

45

Vice President of Finance and Chief Financial Officer

C. Lee Cooke

57

Chairman of the Board (3)

Justin  L. Ferrero

28

Director  (1)

Parris H. Holmes, Jr.

58

Chairman of the Board (2)(3)

David P. Tusa

41

Director  (1)

Theodore W. Van Duyn

52

Director  (2)

(1)

Member of the Audit Committee.

(2)    Member of the Compensation/Stock Option Committee

(3)    New Century has informed the Company that Mr. Parris H. Holmes, Jr. plans to resign as Chairman of the Board of

         Directors of the Company ten days after the mailing of this Proxy Statement and that New Century intends to appoint

         Mr. C. Lee Cooke to replace Mr. Holmes as Chairman of the Board.

The following are biographies of the Company’s executive officers and directors, including all positions currently held with the Company and positions held during the last five years.

Richard M. Brook joined the Company as President and Chief Executive Officer in October 2001.  Prior to joining the Company, Mr. Brook served in a variety of management positions for technology companies as a consultant for Brook and Associates.  From 1991 to 1998, Mr. Brook was a founder and served as President and Chief Executive Officer of Peak International, a supplier of materials to the semiconductor industry.  Prior to working at Peak, he worked for more than nine years at Texas Instruments.  Mr. Brook holds two patents on semiconductor packaging and wafer processing.  The Board of Directors has voted to have Mr. Brook fill the vacancy on the Board of Directors left by the resignation of Mr. Comiso, the Company’s former Director, President and Chief Executive Officer.  Mr. Brook will become a director effective ten days following the mailing of this Proxy Statement.

John R. Bennett, Vice President of Sales and Marketing, joined the Company in November 1996 with many years of sales and marketing experience in the electronics, computer and peripherals businesses.  Prior to being appointed Vice President in October 1997, Mr. Bennett served as Director of Sales at Tanisys, with prior responsibilities for the sales management of Tanisys' DarkHorse line of memory test equipment.  Other positions held by Mr. Bennett include Senior Consultant, IBM, from October 1995 to November 1996, Vice President, Marketing, CACTUS Inc., from August 1994 to October 1995 and National Marketing Manager and National Sales Manager, CalComp (Division of Lockheed), from July 1988 to August 1994.

Joseph C. Klein, Ph.D., Vice President of Operations and Engineering, joined the Company in November 1997.  Dr. Klein has over 15 years of experience in the electronics and computer industry.  Prior to joining the Company, Dr. Klein was Vice President of Engineering/Research and Development for PNY Technologies, Inc. from November 1994 to November 1997 and was World Wide Manager of Semiconductor Memory Product for IBM from November 1984 to November 1994.

Terry W. Reynolds, CPA, joined the Company as Vice President of Finance in January 2000.   He currently serves the Company as Vice President of Finance and Administration as well as the Company’s Chief Financial Officer.  Prior to joining the Company, Mr. Reynolds served from October 1998 to December 1999 as Chief Financial Officer of Doyle Wilson Homebuilder.  From September 1996 to October 1998, he was the Chief Financial Officer for Windsport, and prior to that he worked for the public accounting firms of Charles Douthitt & Co. and Arthur Andersen LLP.  He has over 20 years experience in financial management and has also held positions with Chrysler Technologies Corporation and First Financial Corporation.

C. Lee Cooke, has served as Special Advisor to the Board since August 2001.  New Century has appointed Mr. Cooke as the Company’s Chairman of the Board of Directors effective upon resignation of Mr. Parris H. Holmes, Jr. from that position effective ten days following the mailing of this Proxy Statement.  Mr. Cooke also serves as a Director with New Century Equity Holdings Corp., a holding company focused on high growth, technology-based companies and investments.  Since September 1991, he has been Chairman of the Board and Chief Executive Officer of Habitek International, Inc., d/b/a U.S. Medical Systems, Inc.  Mr. Cooke is also a director of Sharps Compliance Corp., a provider of mail-back medical disposal, and serves as an advisory director to M2K, an interactive marketing firm, and the Staubach Group, CTLLC.  He was President and Chief Executive Officer of Cuville, Inc., d/b/a Good2CU.com, from 1999 until 2000.  Mr. Cooke served as Chief Executive Officer of The Greater Austin Chamber of Commerce from 1983 to 1987.  From 1988 to 1991 he served in the elected position as Mayor of Austin, Texas.

Justin L. Ferrero has served as a Director since August 2001 when he was appointed a Director by New Century Equity Holdings Corp.  Mr. Ferrero is also a Director with New Century Equity Holdings Corp., a holding company focused on high growth, technology-based companies and investments.  Mr. Ferrero also serves as a Director of Clique Capital, LLC, a company of experienced venture investors providing initial and secondary funding for high-growth companies in a wide range of industries, including technology, new economy and healthcare.  Mr. Ferrero works closely with Clique Capital’s portfolio companies to improve their business models and raise additional financing.

Parris H. Holmes has served as Chairman of the Board since October 1997 and as Director of the Company since August 1993.  Mr. Holmes is also Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corp., a holding company focused on high-growth, technology-based companies and investments, a position he has held since May 1996.  Mr. Holmes served as both Chairman of the Board and Chief Executive Officer of USLD Communications Corp., formerly U.S. Long Distance Corp. (“USLD”), from September 1986 until August 1996, and served as Chairman of Board of USLD until June 2, 1997.  Prior to March 1993, Mr. Holmes served as President of USLD.  Mr. Holmes also serves as a Director of Sharps Compliance Corp., a provider of mail-back sharps disposal services for certain types of medical sharps (needles, syringes and razors) products.  New Century has informed the Company that Mr. Parris H. Holmes, Jr. plans to resign as Chairman of the Board of Directors of the Company ten days after the mailing of this Proxy Statement and that New Century intends to appoint Mr. C. Lee Cooke to replace Mr. Holmes as Chairman of the Board.

David P. Tusa, CPA, has served as a Director and as Corporate Secretary since August 2001 when he was appointed a Director by New Century Equity Holdings Corp.  Mr. Tusa has served as Senior Vice President and Chief Financial Officer of New Century Equity Holdings Corporation, a holding company focused on high-growth, technology-based companies and investments, since August 1999 and was appointed Corporate Secretary in January 2001.  Mr. Tusa was Executive Vice President and Chief Financial Officer of U. S. Legal Support, Inc., a provider of litigation support services with over 36 offices in seven states, from September 1997 to August 1999.  Prior to this, Mr. Tusa served as Senior Vice President and Chief Financial Officer of Serv-Tech, Inc., a $300 million, publicly held provider of specialty services to industrial customers in multiple industries, from April 1994 through August 1997.  Additionally, Mr. Tusa was with CRSS, Inc., a $600 million, publicly held diversified services company, from May 1990 through April 1994, most recently as Corporate Controller.

Theodore W. Van Duyn has served as a Director since March 1994.  Mr. Van Duyn was Chief Technology Officer of BMC Software, Inc. from February 1993 to August 2000.  Mr. Van Duyn joined BMC Software, Inc. in 1985 as Director of Research and served as Senior Vice President, Research and Development, from 1986 until assuming the position of Chief Technology Officer in 1993.  He retired from BMC Software, Inc. in August 2000.

All directors hold office for their elected terms or until their successors are duly elected and qualified.  If a director should be disqualified or unable to serve as a director, the Board of Directors may fill the vacancy so arising for the unexpired portion of his term.  All officers serve at the discretion of the Board of Directors.  There are no family relationships between members of the Board of Directors or any executive officers of the Company.

Mr. Charles T. Comiso resigned from the Company as its Director, Chief Executive Officer, and President effective September 28, 2001.

Compensation/Stock Option Committee Report on Executive Compensation

General.  The Compensation/Stock Option Committee of the Board of Directors of the Company (the “Committee”) has furnished the following report on the Company’s executive compensation policies.  The report describes the Committee’s compensation policies applicable to the Company’s executive officers and provides specific information regarding the compensation of the Company’s Chief Executive Officer. (The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.)

The Committee is comprised of two outside directors, Messrs. Cooke and Van Duyn, and oversees all aspects of the Company’s executive compensation policy and reports its determinations to the Board of Directors.  The Committee’s overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, the Company’s compensation policies.  The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

Compensation Philosophy.  The Company’s executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company’s business, to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value.  The Committee believes that the compensation policies should operate in support of these objectives and should emphasize the following:  a long-term and at-risk focus, a pay-for-performance culture, an equity orientation and management development.

Elements of Compensation.  Each element of compensation considers median compensation levels paid within the competitive market.  Competitive market data compares the Company’s compensation practices to a group of comparable companies that tend to have similar sales volumes, market capitalizations, employment levels and lines of business.  The Committee reviews and approves the selection of companies used for compensation comparison purposes.

The key elements of the Company’s executive compensation are base salary, annual incentive and long-term incentive.  These key elements are addressed separately below.  In determining compensation, the Committee considers all elements of an executive’s total compensation package.

Base Salaries.  Base salaries for executives are initially determined by evaluating executives’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices.  Base salaries are below the size-adjusted medians of the competitive market.

Increases to base salaries are driven primarily by individual performance.  Individual performance is evaluated based on sustained levels of individual contribution to the Company.  When evaluating individual performance, the Committee considers the executive’s efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers, suppliers and employees, and demonstrating leadership abilities among co-workers.  As the former President and Chief Executive Officer, Mr. Charles T. Comiso received $240,000 base salary, $11,800 in additional compensation, and $60,000 of severance pay as provided for in his employment agreement (see “Employment Agreements”).  As President and Chief Executive Officer effective October 1, 2001, Mr. Richard M. Brook will receive $180,000 base salary as provided for in his employment agreement (see “Employment Agreements”).

Annual Incentive.  Each year, the Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.  Factors considered include revenue growth, net profitability and cost control.  The Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors.  The Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive.  The Committee believes that the Company’s growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments.  The Committee believes that specific formulae restrict flexibility and are too rigid at this stage of the Company’s development.

Long-Term Incentives.  The Company’s long-term compensation philosophy provides that long-term incentives should relate to improvement in stockholder value, thereby creating a mutuality of interests between executives and stockholders.  Additionally, the Committee believes that the long-term security of executives is critical for the perpetuation of the Company.  Long-term incentives are provided to executives through the Company’s 1993 Stock Option Plan and through restricted stock awards.

In keeping with the Company’s commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise an appreciable portion of an executive’s total compensation package.  When awarding long-term incentives, the Committee considers executives’ respective levels of responsibility, prior experience, historical award data, various performance criteria and compensation practices at comparable companies.  Again, the Committee does not utilize formal mathematical formulae when determining the number of options/shares granted to executives.

Stock Options.  Stock options generally are granted at an option price not less than the fair market value of the Common Stock on the date of grant.  Accordingly, stock options have value only if the price of the Common Stock appreciates after the date the options are granted.  This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

In fiscal 2001, Mr. Comiso, the Company’s former President and Chief Executive Officer, received options to purchase a total of 1,200,000 shares of Common Stock with exercise prices of $0.03 per share, all such options vesting 25% on each of the first four anniversaries of the date of grant.  Upon Mr. Comiso’s resignation, all unvested options were cancelled leaving Mr. Comiso with 600,000 vested options that will expire on September 30, 2002.

Mr. Richard M. Brook, the Company’s President and Chief Executive Officer since October 1, 2001, was awarded options to purchase 6,600,000 shares of Common Stock at $0.03 per share, all such options vesting 25% on each of the first four anniversaries of the date of grant. Certain financial objectives as set forth in the Series A Preferred Stock Purchase Agreement dated August 13, 2001 were not achieved by the Company for the quarter ended December 31, 2001, triggering the issuance of additional Series A Preferred Stock in accordance with an antidilutive provision in Mr. Brooks employment agreement.  As a result, the Board of Directors plans to issue Mr. Brook additional options to purchase 1,650,000 shares of Common Stock at $0.03 per share. The Compensation Committee believes that this equity interest provides an appropriate link to the interests of stockholders.

Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1.0 million limitation on the deductibility of certain compensation paid to each of the Company’s five highest paid executives.  Excluded from this limitation is compensation that is “performance based.”  For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders.  In general, the Company believes that compensation relating to options granted under the Company’s 1993 Stock Option Plan should be excluded from the $1.0 million limitation calculation.  The Compensation/Stock Option Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Restricted Stock Awards.  There were no grants of restricted Common Stock during the year ended September 30, 2001.

Conclusion.  The Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively.  The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the stockholders’ benefit.

Compensation/Stock Option Committee of the Board of Directors

Parris H. Holmes, Jr.

Theodore W. Van Duyn

Executive Compensation

The following Summary Compensation Table sets forth information concerning compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose base salary and bonus exceeded $100,000 for fiscal year 2001.

Summary Compensation Table

Long-Term
Compensation Awards	All
Fiscal	Annual Compensation	Restricted Stock	Securities Underlying	Other Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Award(s) ($)	Options (#)	($)
Charles T. Comiso (1)	2001	$ 240,000		$ 11,800	$ -	-	$ 60,000 (2)
Former President, Chief	2000	180,000		50,000	314,000 (3)	1,200,000	1,699 (4)
Executive Officer and	1999	180,000		-	-	100,000	32,154 (4)
Director

John R. Bennett	2001	168,332		-	-	1,045,000	-
Vice President of Sales	2000	163,083		-	-	220,000	-
and Marketing	1999	184,147		-	-	12,500	-

Richard R. Giandana (5)	2001	100,625		-	-	-	-
Former Vice President of	2000	97,490		30,000	-	181,000	-
Human Resources and	1999	N/A	(6)	N/A	N/A	N/A	N/A
Administration

Joseph C. Klein	2001	137,667		-	-	1,045,000	-
Vice President of	2000	125,000		30,000	-	240,000	-
Operations and Engineering	1999	120,000		-	-	30,000	-

Terry W. Reynolds	2001	131,983		-	-	1,000,000	-
Vice President of Finance	2000	70,839	(7)	40,540	-	200,000	-
and Administration	1999	N/A		N/A	N/A	N/A	N/A
and Chief Financial Officer

(1)

Mr. Comiso resigned as Director, Chief Executive Officer, and President effective September 28, 2001.

(1)

The amount shown reflects Mr. Comiso’s severance pay in accordance with his employment agreement.

(2)

Mr. Comiso was granted 300,000 shares on January 12, 2000 and 100,000 shares on March 8, 2000, both of which vested one year from the date of grant.  The value of the restricted stock award was determined by multiplying the closing market price of the unrestricted Common Stock on the dates of the grants by the number of shares of restricted stock held.

(3)

The amount shown was reimbursement for costs associated with Mr. Comiso’s relocation from Los Altos Hills, California to Austin, Texas.

(4)

Mr. Giandana left the Company effective August 15, 2001.

(6)

Mr. Giandana’s annual compensation did not exceed $100,000 in 1999.

(7)

The amount shown reflects the salary of Mr. Reynolds from January 16, 2000, the beginning date of his employment with the Company, through the end of fiscal 2000.

Stock Option Grants in Fiscal 2001

The following table provides information related to stock options granted to the named executive officers during fiscal 2001:

Individual Grants
	% of Total			Potential Realizable
Number of	Options			Value at Assumed
Securities	Granted to	Exercise		Annual Rates of Stock
Underlying	Employees	or Base		Price Appreciation for
Options	In Fiscal	Price	Expiration	Option Term (2)
Name	Granted (#)(1)	2001	($/Sh)	Date	5%($)	10%($)
Charles T. Comiso	1,200,000	8.1%	$.03	09/30/01	14,656	34,152

John R. Bennett	1,045,000	7.1%	$.03	08/27/08	12,763	29,741

Joseph C. Klein	1,045,000	7.1%	$.03	08/27/08	12,763	29,741

Terry W. Reynolds	1,000,000	6.8%	$.03	08/27/08	12,213	28,460

(1)

For each named executive officer, the options listed represent grants under the Company’s 1993 Stock Option Plan. The options granted in fiscal 2001 are exercisable one-fourth on each of the four anniversaries following the date of grant except for Mr. Comiso’s options which expired on September 30, 2001, due to his resignation from the Company.

(2)

Calculations based on stock option exercise price over period of option assuming annual compounding.  The columns present estimates of potential values based on certain mathematical assumptions.  The actual value, if any, that an executive officer may realize is dependent upon the market price on the date of option exercise.

Aggregated Stock Option Exercises in Fiscal 2001 and Fiscal Year End Option Values

The following table provides information related to stock options exercised by the named executive officers during the fiscal year and the number and value of options held at fiscal year end.  The Company does not have any outstanding stock appreciation rights.

Individual Grants
Shares		Number of Securities	Value(1) of Unexercised
Acquired		Underlying Unexercised	In-the-Money
Upon Option	Value	Options at FY End(#)	Options at FY End($)
Name	Exercise (#)	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles T. Comiso	0	N/A	600,000	-	-	-
John R. Bennett	0	N/A	106,875	1,223,125	-	31,350
Joseph C. Klein	0	N/A	123,750	1,256,250	-	31,350
Richard Giandana	0	N/A	72,750	150,750	-	-
Terry W. Reynolds	0	N/A	50,000	1,150,000	-	30,000

(1)

Market value of the underlying securities at September 30, 2001 ($0.06), minus the exercise price.

Repricing of Options

Report of Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors of the Company has furnished the following report regarding the repricing of options during fiscal 1998.  All options repriced during fiscal 1998 resulted from an exchange of options under the 1993 Option Plan for new options with a lower exercise price under the same plan.

The Committee believes that the value of the Company to its stockholders is necessarily dependent upon the Company’s ability to attract and retain qualified and competent employees.  The 1993 Option Plan was expressly established to provide an additional incentive to such individuals to continue in the service of the Company.  In September of 1998, the Committee believed that the value of certain options previously granted to key employees under the 1993 Option Plan had eroded to such an extent that the intended incentive to such employees had failed, and that as a result, it was in the best interests of the Company and its stockholders to reprice such options.  The Committee believes that by repricing the options previously granted under the 1993 Stock Option Plan, the Company restored the incentive for such employees.  The options granted in replacement of previously granted options were made with an exercise price equal to the fair market price of the underlying Common Stock on the date of the repricing.  The number of shares subject to exercise and the vesting periods remain unchanged.

Ten-Year Option Repricings

The following table provides information related to each option repricing held by any executive officer of the Company during the last ten completed fiscal years.

Name and Principal Position	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing Amendments ($)	Exercise Price at Time of Repricing Amendments ($)	New Exercise Price (2) ($)	Length of Original Option Term Remaining at Date of Repricing Amendment
John R. Bennett	10/10/96	10,000	$3.50	$8.18	$3.50	25 Months
VP – Sales	5/15/97	15,000	$3.50	$6.82	$3.50	32 Months

Richard R. Giandana	3/22/98	20,000	$3.50	$5.38	$3.50	42 Months
Former VP–Human Resources

Employee Benefit Plans

401(k) Plan

The Company maintains the Tanisys Technology, Inc. 401(k) Plan (the “401(k) Plan”).  Participation in the 401(k) Plan is offered to eligible employees of the Company or its subsidiaries (collectively, “Participants”).  Generally, all employees of the Company or its subsidiaries who are 18 years of age are eligible for participation in the 401(k) Plan, with no minimum employment period.

The 401(k) Plan is a form of defined contribution plan that provides that Participants generally may make voluntary salary deferral contributions, on a pre-tax basis, of between 1% and 15% of their base compensation in the form of voluntary payroll deductions up to a maximum amount as indexed for cost-of-living adjustments (“Voluntary Contributions”). On January 1, 2001, the Company began contributing 50% of the first 2% of a Participant’s compensation contributed as salary deferral.  Due to economic conditions, the Company ceased contributing to the 401(k) Plan effective July 16, 2001.  Morgan Stanley is the trustee of the Company’s 401(k) Plan.

1993 Stock Option Plan

The Company’s 1993 Stock Option Plan (as thereafter amended, the “1993 Option Plan”) is administered by a committee (the “Compensation/Stock Option Committee”) which currently consists of two non-employee members of the Board of Directors, Mr. C. Lee Cooke and Mr. Theodore W. Van Duyn.  The 1993 Option Plan grants broad authority to the Compensation/Stock Option Committee to grant options to key employees and consultants selected by such committee; to determine the number of shares subject to options; the exercise or purchase price per share, subject to regulatory requirements; the appropriate periods and methods of exercise and requirements regarding the vesting of options; whether each option granted shall be an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”) and whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions, if any.  In making such determinations, the Compensation/Stock Option Committee may take into account the nature and period of service of eligible participants, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Compensation/Stock Option Committee in its discretion deems relevant.  The purposes of the 1993 Option Plan are to advance the best interests of the Company by providing its employees and consultants who have substantial responsibility for the Company’s management, success and growth, with additional incentive and to increase their proprietary interest in the success of the Company, thereby encouraging them to remain in the Company’s employ or service.

The 1993 Option Plan further directs the Compensation/Stock Option Committee to set forth provisions in option agreements regarding the exercise and expiration of options according to stated criteria.  The Compensation/Stock Option Committee oversees the methods of exercise of options, with attention being given to compliance with appropriate securities laws and regulations.

The options have certain anti-dilution provisions and are not assignable or transferable, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.  During the lifetime of an optionee, the options granted under the 1993 Option Plan are exercisable only by the optionee or his or her guardian or legal representative.  The Company or its subsidiaries may not make or guarantee loans to individuals to finance the exercise of options under the 1993 Option Plan.  The duration of options granted under the 1993 Option Plan cannot exceed ten years (five years with respect to a holder of 10% or more of the Company’s shares in the case of an ISO).

The 1993 Option Plan provides for the grant of ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not qualify under Section 422 of the Code (“NQSOs”).  The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any ISO issued to a holder of 10% or more of the Company’s shares.  The exercise price of NQSOs also is limited to the fair market value of the Common Stock on the date of grant.  Common Stock issued under the 1993 Option Plan may be newly issued or treasury shares.  The 1993 Option Plan does not permit the use of already owned Common Stock as payment for the exercise price of options.  If any option granted under the 1993 Option Plan terminates, expires or is surrendered, new options may thereafter be granted covering such shares.  Fair market value is defined as the closing price of the Common Stock as reported for that day on the Nasdaq OTC Bulletin Board.

The stockholders of the Company approved the 1993 Option Plan on March 31, 1994, which was adopted by the Board of Directors on October 25, 1993.  Under the terms of the 1993 Option Plan, 5,000,000 shares of Common Stock are reserved for the granting of options.  However, included in this proxy is an amendment to the 1993 Option Plan increasing the number of shares of Common Stock reserved for the granting of options to 45,000,000.  At December 31, 2001, options to purchase 26,271,600 shares have been granted and are outstanding subject to approval of Proposal 5 in this Proxy Statement.

The 1993 Option Plan terminates on October 24, 2003.  The Compensation/Stock Option Committee is authorized to amend or terminate the 1993 Option Plan at any time, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) reduce the option price at which an ISO may be granted to an amount less than the fair market value per share at the time such option is granted; (ii) change the class of employees eligible to receive options; (iii) materially modify the requirements as to affiliate eligibility for participation in the 1993 Option Plan; (iv) materially increase the benefits accruing to participants under the 1993 Option Plan; or (v) effect an amendment that would cause ISOs issued pursuant to the 1993 Option Plan to fail to meet the requirements of “incentive stock options” as defined in Section 422 of the Code, provided, however, that the Compensation/Stock Option Committee shall have the power to make such changes in the 1993 Option Plan and in the regulations and administrative provisions thereunder or in any outstanding option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any ISOs granted pursuant to the Plan to continue to qualify as “incentive stock options” under the Code and the regulations which may be issued thereunder as in existence from time to time.

On December 6, 2000, the Company filed Registration Statement on Form S-8 with the Commission requesting that 7,000,000 shares of Common Stock be registered and set aside for both of the Company’s stock option plans, including the 5,000,000 shares of Common Stock subject to the 1993 Option Plan.

Employment Agreements

The Company entered into an employment agreement with Charles T. Comiso effective October 21, 1997. The employment term covers one year and continues thereafter unless terminated by either party with 120 days’ notice.  Mr. Comiso’s salary was $180,000 per annum until such time as the Company reported positive cash flow from operations for all three months of a fiscal quarter, then his salary increased to $240,000 per annum. This provision for positive cash flow was satisfied for the quarter ended December 31, 1999, resulting in Mr. Comiso’s salary increase effective January 1, 2000.  Mr. Comiso resigned from the Company on September 28, 2001 and the Board of Directors agreed to pay Mr. Comiso a severance package of $60,000 over a four month period ending January 31, 2002.  In addition, Mr. Comiso will receive Company provided medical benefits through September 30, 2002.  All of Mr. Comiso’s unvested options were cancelled effective September 30, 2001.  Mr. Comiso has vested options to purchase 600,000 shares of Common Stock that will expire on September 30, 2002.

The Company entered into an employment agreement with Mr. Richard M. Brook effective October 1, 2001.  The employment agreement has a term of one year and continues thereafter unless terminated by either the Company or Mr. Brook with 120 days’ written notice.  Mr. Brook is employed as the Company’s President and Chief Executive Officer and has been nominated in this proxy to fill the Director vacancy left by Mr. Comiso.  Mr. Brook’s annual salary is $180,000 until such time that the Company generates net income for three consecutive months within a Securities and Exchange Commission reporting quarter at which time Mr. Brook’s base salary will increase to $240,000 annually.  Under the terms of the employment agreement, the Company granted Mr. Brook options to purchase 6,600,000 shares of the Company’s Common Stock at $0.03 per share.  These options shall vest 25% on each of the first four anniversaries of the date of grant and will expire on September 30, 2008.  Mr. Brook is protected from any dilution of his ownership potential in the Company through the quarter ended December 31, 2001, limited to additional shares that may be issued to the Series A Preferred Stockholders.  If during Mr. Brook’s employment, the Company should undergo a change in control on or before September 30, 2005 that yields the Companys’ stockholders consideration of not less than $20 million in cash or equivalent consideration, Mr. Brook shall be paid 3% of the gross proceeds.

Compensation Committee Interlocks and Insider Participation

None.

Audit Committee Report

The Board of Directors has adopted a written Charter of the Audit Committee of the Board of Directors which is attached as Appendix A to this Proxy Statement.  Mr. David P. Tusa and Mr. Justin L. Ferrero comprise the Audit Committee of the Board of Directors.  Mr. Tusa and Mr. Ferrero are deemed independent directors under the National Association of Securities Dealers as defined in the rules as filed with the Securities and Exchange Commission.

In connection with the September 30, 2001 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement of Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1.  Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Commission.

/s/ David P. Tusa.

David P. Tusa

Director and Audit Committee Member

/s/ Justin L. Ferrero

Justin L. Ferrero

Director and Audit Committee Member

Section 16(a) Beneficial Ownership Reporting Compliance

Paragraph Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal year ended September 30, 2001, Parris H. Holmes, Jr., Chairman of the Board of Directors received $42,361 for expenses incurred in connection with issues involving corporate finance, business operations, business opportunities and investor relations.

During the fiscal year ended September 30, 2001, the Company paid one of its outside counsel, who was the Company’s corporate secretary until August 27, 2001, $32,500 in Common Stock and  $19,550 in cash for professional services relating to legal issues.

The economic downturn that began during the fiscal year ended September 30, 2001 has had an impact on purchases and capital spending in many of the worldwide markets the Company serves.  As a result, the Company’s revenues decreased sharply resulting in a loss from operations for the fiscal year ended September 30, 2001.  Accordingly, the Company’s cash position deteriorated to a point where it was necessary to raise additional capital to meet ongoing needs.

The Company’s Board of Directors has approved the issuance of 2,635,000 shares of Series A Preferred Stock (“Series A Preferred”) for $1.00 per share pursuant to a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated August 13, 2001.  The issuance of the Series A Preferred Stock resulted from a private placement financing with an investment group led by New Century Equity Holdings Corp. (“New Century”) (Nasdaq: NCEH), a Delaware corporation.  New Century participated in the financing through the purchase of 1,060,000 shares of the Company’s Series A Preferred Stock which represented approximately 40% of the original issuance of the Series A Preferred.  On August 13, 2001, the date the Purchase Agreement was signed, Mr. Parris H. Holmes, Jr., served as Chairman of the Board of Directors for both New Century and the Company.  The proceeds, net of offering costs of approximately $186,000, will be utilized to continue product development and marketing efforts and to provide working capital for the Company’s operations.

On September 28, 2001, the Company issued 7,200 shares of Series A Preferred in lieu of cash for costs relating to the offering.

Certain investors who participated in the private placement included Mr. Charles T. Comiso, former Director, Chief Executive Officer and President, Mr. John R. Bennett, Vice President of Sales and Marketing, Mr. Joseph C. Klein, Vice President of Operations and Engineering, and a certain number of the Company’s employees. In addition, Mr. Parris H. Holmes, Jr., former Chairman of the Board of Directors, Mr. C. Lee Cooke, Chairman of the Board of Directors, Mr. David P. Tusa, Director, and Mr. Justin L. Ferrero, Director, indirectly participated in the private placement through an investment in the Company’s Series A Preferred Stock by New Century Equity Holdings Corp. of which they are also directors and stockholders.  In addition, Mr. Ferrero participated through Tuscany Partners, of which Mr. Ferrero is a 50% owner.

Each share of Series A Preferred is convertible into 33.334 shares of Common Stock.  The holders of the Series A Preferred will be entitled to a cumulative annual dividend of 15%, payable quarterly, which, at the option of New Century may be paid in cash or in additional shares of Series A Preferred.

On October 30, 2001, a dividend of 53,229 shares of Series A Preferred was paid to the holders of the Series A Preferred for the quarter ended September 30, 2001.

The holders of the Series A Preferred will have a liquidation preference in the event of any liquidation, sale, merger or similar event, and have registration rights and other customary rights. The Company has also issued a note payable to the Series A Preferred stockholders in the amount of their original investment of $2,642,200 with repayments only to be made to the extent the Company’s cash flow meets certain levels.  In conjunction with the debt, the Company has granted a security interest in all of its assets to secure its obligation to make these payments subject to the security interest of the Company’s bank loan facility.  In addition, the Company has also agreed to issue additional shares of Series A Preferred equal to 50% of the then fully diluted Common Stock to the holders if the Company fails to return the amount of their investment, plus the mandatory dividends, by July 15, 2003.  The Company has also agreed to issue, at up to six different times, additional shares of Series A Preferred to the investors equal to 25% of the then fully diluted Common Stock if the Company fails to meet any of certain financial targets, beginning with the quarters ended September 30, 2001 and December 31, 2001, and then for the four six-month periods ending June 30, 2002, December 31, 2002, June 30, 2003, and December 31, 2003.  On October 30, 2001, the Company issued 999,051 shares of Series A Preferred due to its failure to meet the financial targets for the quarter ended September 30, 2001 as set forth in the Series A Preferred Stock Purchase Agreement.  If the slowdown in the worldwide semiconductor industry continues for an extended period of time, the Company may not meet one or more of the remaining specified financial targets, thus triggering the issuance of additional shares of Series A Preferred.   It appears that the Company will not meet the specified financial targets for the quarter ended December 31, 2001.

The Series A Preferred shares will vote together with the Company’s Common Stock on an as-if-converted basis and not as a separate class; provided, however, that the Series A Preferred shares are entitled to a separate class vote on certain matters as set forth in the Company’s Articles of Incorporation.  Each share of Series A Preferred will have a number of votes equal to the number of Common Stock shares then issuable upon conversion of such shares of the Series A Preferred Stock.  Upon the closing of the Purchase Agreement, the Series A Preferred stockholders had 78% of the combined eligible voting power of the outstanding Common Stock and Series A Preferred.  As of December 31, 2001, the Series A Preferred stockholders controlled 84% of the voting power of all stockholders of the Company.  If none of the financial targets included in the Purchase Agreement are met and the Company fails to return the amount of the Series A Preferred stockholders’ investment by July 15, 2003, then, by December 31, 2003, the Series A Preferred stockholders could potentially control approximately 94% of the voting power of the Company, inclusive of all potentially dilutive options and warrants.  At the Company’s 2002 Annual Stockholders Meeting, the shareholders will vote on a proposal to authorize additional Common Stock necessary to facilitate the conversion of the Series A Preferred (see Proposal 3).  The holders of the Series A Preferred will be entitled to vote with the holders of the Common Stock at the meeting, and will control sufficient votes to approve the proposal.

In connection with the transaction described above, two members of the Board of Directors of the Company resigned, and New Century, by authority designated in the Purchase Agreement, appointed Mr. David P. Tusa and Mr. Justin L. Ferrero to the Board.  Subject to certain requirements, New Century has the right to appoint a third member to the Company’s current five-member Board of Directors.  New Century has informed the Company that ten days following the mailing of the Proxy Statement to the Company’s stockholders, Mr. Parris H. Holmes, Jr. intends to resign as Chairman of the Board and New Century plans to appoint Mr. C. Lee Cooke as the Company’s new Chairman of the Board.  In accordance with the Purchase Agreement, New Century has the right to maintain the majority of Board positions in the event the Board is expanded beyond its current number of five members.

The Board of Directors plan to engage Mr. Parris H. Holmes, Jr. as a business and financial advisor to the Company’s Board of Directors upon his resignation from the Board ten days after the mailing of this Proxy Statement.  The initial engagement will be for a period of three years.  For Mr. Holmes’ advisory services, the Board of Directors has approved the issuance of approximately 208,703 shares of the Company’s Series A Preferred Stock, plus additional Series A Preferred Stock to be issued for the Company’s failure to meet the December 31, 2001 financial targets and for the December 31, 2001 quarterly dividend in accordance with the Purchase Agreement.  The Series A Preferred that Mr. Holmes will receive will have the same rights as the Series A Preferred that was issued by the Company on August 13, 2001 in connection with the Purchase Agreement.

In the event of any liquidation of the Company, the Series A Preferred stockholders will receive liquidation preference of five times their original investment, totaling approximately $13,211,000.  After this liquidation preference, the Series A Preferred stockholders will receive the balance of the note payable to them as well as any accrued, but unpaid dividends.  Any remaining proceeds from a liquidation will be distributed to all stockholders, stock option holders, and Series A Preferred stockholders on an as-if-converted basis.  In addition, the Company’s President and Chief Executive Officer, Mr. Richard M. Brook, has a contractual incentive in his employment agreement to cause the sale of the Company for a price greater than $20 million.  If the Company were sold for net proceeds of $20 million after all the potential Series A Preferred have been issued in accordance with the Purchase Agreement, the Series A Preferred stockholders would receive approximately $19,765,000 including $2,642,200 for debt repayment and the common stockholders and the option holders would receive approximately $235,000.

The creation and issuance of the Series A Preferred Stock may be expected to have an antitakeover effect, as the holders of the Series A Preferred Stock collectively control a majority of the voting power of the Company's voting securities.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) at the Annual Meeting of Stockholders to be held in 2003 must be received by the Company, addressed to the Corporate Secretary of the Company at 12201 Technology Boulevard, Suite 125, Austin, Texas 78727-6101, by October 10, 2002 to be considered for inclusion in the Company’s proxy statement and form of proxy related to such meeting.  After October 10, 2002, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person or persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ David P. Tusa

David P. Tusa

Corporate Secretary

Austin, Texas

January 11, 2002

APPENDIX A

Audit Committee Charter

TANISYS TECHNOLOGY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

 The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company's audit and financial reporting process.

The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. AUDIT COMMITTEE COMPOSITION

The Audit Committee shall be comprised of two or more independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

 III. AUDIT COMMITTEE MEETINGS

The Committee shall meet at least four times annually and shall hold special meetings as circumstances require.

The Committee shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

1.

Review this Charter at least annually and recommend any changes to the Board of Directors.

2.

Publish the Charter document, as amended, at least every three years in accordance with SEC regulations.

3.

Review the organization's annual financial statements and any other relevant reports or other financial information prior to filing or distribution, including discussions with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

4.

Review the regular internal financial reports prepared by management and any internal auditing department, if one exists.

5.

Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

6.

Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.

Following completion of the annual audit, review separately, with the independent accountants, the internal auditing department, if any, and management, any significant difficulties encountered during the course of the audit.

8.

Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

9.

Annually prepare a report to shareholders as required by the Securities and Exchange Commission and include in the Company’s annual proxy statement.

APPENDIX B

TANISYS TECHNOLOGY, INC.

Proposed Amendments to the Amended and Restated Articles of Incorporation

The proposed amendments to the text of the Amended and Restated Articles of Incorporation are as follows:

Article 4.A is proposed to be amended so that the first sentence thereof would read as follows:

4.A.

The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares

Class

Par Value per Share

1,000,000,000

Common

No par value

50,000,000

Preferred

$1.00

Article 4.C is proposed to be amended so that the third and fourth paragraphs of Section 7 thereof would read as follows:

So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series A, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)

Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which would alter or change the powers, preferences or special rights of the holders of the Series A and of all such other series of the Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of Series A, and any junior stock or any shares of any class or series ranking on a parity with the shares of Series A and all such other series of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or special tights of the holders of the shares of Series A and all such other series of the Preferred Stock and provided, further, that if any such amendment, alteration or repeal would affect adversely any powers, preferences or special rights of the holders of the shares of Series A which are not enjoyed by some or all of the holders of other series otherwise entitled to vote in accordance with this paragraph, the consent of the holders of at least a majority of the shares of Series A and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least a majority of the shares of Series A and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph;

(i)

Any amendment, alteration or repeal of any of the provisions of the certificate of the incorporation, or of the by-laws of the Corporation, which would alter or change the size or composition of the Board of Directors of the Corporation;

(ii)

The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the shares of Series A and all such other series of the Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends;

(iii)

The merger or consolidation of the Corporation with or into any other corporation, unless the surviving or resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to the Series A in the distribution of assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series A immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the surviving or resulting corporation;

(v)

Any increase in the size of the pool of Common Stock or common stock equivalents, including options, or warrants or other rights to subscribe, available for award to employees, consultants or other third parties; or

(vi)

A substantial change or modification of the major business lines or plans of the Corporation.

So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series A and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Preferred Stock, or the authorization or creation of, or the increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.  To the extent permitted by applicable law, the provisions of this Article 4.C of these Amended and Restated Articles of Incorporation may be amended from time to time with the approval of the Board of Directors and the holders of a majority of the outstanding shares of Series A, and any such amendment shall not, except as mandated by law, require the consent or approval of the holders of the Common Stock.